UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

License and Distribution Agreement

On December 28, 2012, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into a License and Distribution Agreement (the “Agreement”), effective as of January 1, 2013, by and between the Company and FUJIFILM RI Pharma Co., Ltd. (“FRI”).  The Agreement immediately follows the License and Distribution Agreement dated as of January 1, 2003 between the parties, which expired on December 31, 2012, and grants FRI an exclusive and royalty-bearing right to continue the marketing and sale of Cardiolite® and Neurolite® products in Japan.  The Agreement has an initial term of ten years from the effective date and automatically renews for additional one year periods thereafter.  The Agreement allows for termination upon the occurrence of specified events, including material breach or bankruptcy by either party.

A copy of the press release announcing the Agreement is filed herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 3, 2013, announcing the Agreement between the Company and FUJIFILM RI Pharma Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date: January 3, 2013

EXHIBIT LIST

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 3, 2013, announcing the Agreement between the Company and FUJIFILM RI Pharma Co., Ltd.